As filed with the U.S. Securities and Exchange Commission on March 1, 2024.

Registration No. 333-264965

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital World Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-4293042
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3109 Grand Ave., #450

Miami, Florida 33133

(305) 735-1517

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Swider

Chief Executive Officer

Digital World Acquisition Corp.

3109 Grand Ave., #450

Miami, Florida 33133

(305) 735-1517

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon J. Bortner, Esq. Brad Bondi, Esq. Gil Savir, Esq. Maria M. Larsen, Esq. Paul Hastings LLP 2050 M Street NW, Washington, DC 20036 (202) 551-1700	John F. Haley, Esq. Jonathan H. Talcott, Esq. Michael D. Bryan, Esq. Nelson Mullins Riley & Scarborough LLP 2 South Biscayne Blvd., 21st Floor Miami, Florida 33131 (305) 373-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

EXPLANATORY NOTE

Digital World Acquisition Corp. (the “Company”) is filing this Post-Effective Amendment No. 1 to its registration statement on Form S-4 (File No. 333-264965) (the “Registration Statement”) pursuant to Rule 462(d) of the Securities Act of 1933, as amended (the “Securities Act”). The Company is filing this Post-Effective Amendment No. 1 solely to add exhibits to the Registration Statement by (i) removing the previously filed Exhibit 3.3 and replacing it with Exhibit 3.3 filed herewith and (ii) removing the previously filed Exhibit 3.5 and replacing with the Exhibit 3.5 filed herewith.

Accordingly, this Post-Effective Amendment No.1 consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the exhibits thereto. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

3.3*	Bylaws of Digital World Acquisition Corp.

3.5*	Second Amended and Restated Certificate of Incorporation of Digital World Acquisition Corp.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of March, 2024.

DIGITAL WORLD ACQUISITION CORP.

By:	/s/ Eric Swider
Eric Swider
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons and on the dates indicated.

Name	Position	Date

/s/ Eric Swider Eric Swider	Chief Executive Officer (Principal Executive Officer)	March 1, 2024

/s/ Katherine Chiles Katherine Chiles	Chief Financial Officer (Principal Financial and Accounting Officer)	March 1, 2024

* Alexander Cano	President and Secretary	March 1, 2024

* Frank Andrews	Non-Executive Chairman and Director	March 1, 2024

* Edward Preble	Director	March 1, 2024

* Jeffrey Smith	Director	March 1, 2024

By:	/s/ Eric Swider
Eric Swider
Attorney-in-fact